UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 29, 2014

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190
333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On July 29, 2014, Exelon Generation Company, LLC, (“Exelon Generation”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Integrys Energy Group, Inc. (“Integrys”). Pursuant to the Purchase Agreement, Integrys agreed to sell its competitive retail electric and natural gas businesses through a sale of all of the stock of its wholly-owned subsidiary, Integrys Energy Services, Inc. (“IES”), to Exelon Generation for an all cash purchase price of $60 million plus adjusted net working capital at the time of the closing. IES’s adjusted net working capital balance was approximately $183 million as of May 31, 2014. Pursuant to the Purchase Agreement, Exelon Generation has agreed to use its commercially reasonable efforts to replace the guarantees and other credit support currently being provided by Integrys for IES in support of the ongoing competitive retail businesses and to reimburse Integrys for any payments arising pursuant to such arrangements continuing for any post-closing period. The generation and solar asset businesses of IES are excluded from the transaction.

The transaction is expected to close in the fourth quarter of 2014 or the first quarter of 2015. The closing of the transaction is subject to certain conditions, including, among others, approval by the Federal Energy Regulatory Commission and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Either party may terminate the Purchase Agreement if the transaction has not been consummated by the six (6) month anniversary of the date of the Purchase Agreement, subject to an extension of up to 180 days, if necessary, to obtain regulatory approval. The Purchase Agreement also includes various representations, warranties, covenants, indemnification and other provisions customary for a transaction of this nature.

On July 30, 2014, Exelon Corporation and Integrys issued a joint press release announcing the execution of the Purchase Agreement and the transactions contemplated by the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release of Exelon Corporation and Integrys issued on July 30, 2014

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation and Exelon Generation Company, LLC (the “Registrants”). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer
Exelon Generation Company, LLC

July 30, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release of Exelon Corporation and Integrys issued on July 30, 2014

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